For period
ending
January 31,
2016

Exhibit 77Q1
File number
811-8764


		Amendment 1 to
Sub-Advisory Agreement
Dated as of August 1, 2008
THIS AMENDMENT is made as of September 28, 2015 between UBS
GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global AM), a Delaware Corporation and BLACKROCK FINANCIAL
MANAGEMENT, INC. (Sub-Adviser), a Delaware Corporation (the
Amendment).
WHEREAS, the UBS Global AM and Sub-Adviser have entered into a Sub-Advisory Agreement dated as of August 1, 2008 (the Agreement); and

WHEREAS, PACE Intermediate Fixed Income Investments (the
"Portfolio") is a series of the Trust; and

WHEREAS, the Trust's Board of Trustees has approved a new fee rate;

NOW THEREFORE, Schedule A to the Agreement is hereby amended, effective as of September 1, 2015, as follows:

Schedule A pertaining to PACE Intermediate Fixed Income Investments is deleted in its entirety and replaced with the following:

Schedule A

[ ](%) on the average daily net assets of the Portfolio or Segment allocated to its management...

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.
IN WITNESS WHEREOF; the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
Attest:					UBS Global Asset Management
(Americas) Inc.

/s/ Eric Sanders				/s/ William MacGregor
Name:	Eric Sanders			Name:  William MacGregor
Title:	Director			Title:  Executive Director

Attest:					BlackRock Financial
Management, Inc.

/s/ Caitlin Meloski			/s/ Joseph P. Cramer
Name:	Caitlin Meloski			Name:  Joseph P. Cramer
Title:	Admin. Assistant		Title:  Managing Director

For period
ending
January 31,
2016

Exhibit 77Q1
File number
811-8764



Amendment 1 to
Sub-Advisory Agreement
Dated as of August 1, 2008
THIS AMENDMENT is made as of September 28, 2015 between UBS
GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global AM), a Delaware Corporation and PACIFIC INVESTMENT MANAGEMENT
COMPANY LLC (Sub-Adviser), a Delaware Limited Liability Company
(the Amendment).
WHEREAS, the UBS Global AM and Sub-Adviser have entered into a Sub-Advisory Agreement dated as of August 1, 2008; and

WHEREAS, PACE Mortgage-Backed Securities Fixed Income
Investments (f/k/a UBS PACE Government Securities Fixed Income
Investments (the "Portfolio") is a series of the Trust; and

WHEREAS, the Trust's Board of Trustees has approved a new fee rate;

NOW THEREFORE, effective September 1, 2015 Section 5(a) is deleted in its entirety and replaced with the following:

5. Compensation.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of [ ]%, and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed....  This fee schedule shall become effective September 1, 2015.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.
IN WITNESS WHEREOF; the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
Attest:					UBS Global Asset Management
(Americas) Inc.

/s/ Eric Sanders				/s/ Gina Toth
Name:	Eric Sanders			Name:  Gina Toth
Title:	Director			Title:    Exec. Dir.

Attest:					Pacific Investment
Management Company LLC

/s/ Deziray Correa			/s/ Robert O. Young
Name:	Deziray Correa			Name:  Robert O. Young
Title:	Admin. Assistant		Title:  Managing Director